Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Steven H. Kane, certify that:

1. I have reviewed this Amendment No. 1 to Form 10-QSB of Protalex, Inc for the quarter ended November 30, 2004.

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 14, 2005
By: /s/ Steven H. Kane
                                           Steven H. Kane
                                           Chief Executive Officer